UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2005

                                  MODAVOX, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                   333-57818                   58-2504254
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)

        2801 South Fair Lane. Tempe, Arizona                    85282-3162
      (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (602) 426-7200

                            SURFNET MEDIA GROUP, INC.
         (Former name or former address, if changed since last report.)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencmeent communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5. OTHER EVENTS.

      On October 18, 2005, Robert Arkin resigned as Chief Executive Officer of the Company. To fill the vacancy created by his resignation as Chief Executive Officer, the Board of Directors has elected David Ide as the Company's Chief Executive Officer. Prior to Mr. Ide's election as Chief Executive Officer, Mr. Ide served as the President of Kino Communications, a developer of enhanced communication software and digital media solutions. Mr. Ide is also a founder of AudioEye Inc., a provider of proprietary web navigation tools for the learning disabled and visually impaired. Prior to his position with Kino Communications, Mr. Ide served as President of OTW LLC, a gasoline convenience store chain. Prior to his position with OTW LLC, Mr. Ide served as the Director of Operations for Double S Enterprises, a restaurant chain. Mr. Ide began his career in the hospitality and recreational community development industries working as Front Office Manager for Westin Hotels & Resorts, Guest Services Manager for Omni Hotels & Resorts and Director of Operations for Avatar Holdings. Mr. Ide received a B.A. from the University of Arizona.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODAVOX, INC.
("Registrant")


By: /s/ Robert Arkin
    Robert Arkin
    Chairman

Date: October 18, 2005